Exhibit r.1

                    DUFF & PHELPS UTILITIES INCOME INC.
                    -----------------------------------

                    AMENDED AND RESTATED CODE OF ETHICS
                    -----------------------------------


I.  Applicability

         This Amended and Restated Code of Ethics (the "Code"), adopted by the Board of Directors of Duff & Phelps Utilities Income Inc. (the "Fund") pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended (the "Act"), establishes rules of conduct for "Covered Persons" or "Access Persons" (each as defined in this Code) of the Fund. For purposes of this Code, "Covered Person" or "Access Person" shall mean the following persons:

                  (A) any employee of the Fund or any company in a control relationship to the Fund who, in connection with his regular functions or duties, makes, or participates in decisions or obtains information, regarding the purchase or sale of securities by the Fund (an "Advisory Person");

                  (B)  any director or officer of the Fund; and

                  (C) any natural person in a control relationship to the Fund who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of a security.

         For purposes of this Article I, a person does not become a Covered Person solely by reason of (i) normally assisting in the preparation of public reports or receiving public reports, but not receiving information about current recommendations or trading; or (ii) a single instance of obtaining knowledge of current recommendations or trading activity, or infrequently and inadvertently obtaining such knowledge.

II.  Statement of General Principles

         The general fiduciary principles that govern the personal trading activities of a Covered Person are as follows:

                  (A) the duty at all times to place the interests of the shareholders of the Fund first;


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                  (B)  the requirement that all personal securities
         transactions be conducted in a manner which does not interfere with the Fund's portfolio transactions so as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility; and

                  (C) the fundamental standard that Covered Persons should not take inappropriate or unfair advantage of their relationship with the Fund.

         Covered Persons must adhere to these general principles as well as comply with the Code's specific provisions.

III.  Prohibitions

                  (A) No Covered Person shall purchase or sell, directly or indirectly, any security in which he has, or by reason of such transaction acquires, any direct or indirect beneficial ownership (as defined in Attachment A hereto) and which he knows at the time of such purchase or sale:

                           (1) is being considered for purchase or sale by the Fund; or

                           (2)  is being purchased or sold by the Fund.

                  No Advisory Person shall purchase or sell a security within at least 15 calendar days before and after the Fund purchases or sells such security. No Advisory Person shall profit in the purchase and sale or sale and purchase, of the same (or equivalent) securities of an issuer within 60 calendar days if the Fund purchases or sells the same (or equivalent) securities of such issuer during such 60-day period. Any profit realized on such short-term trades shall be disgorged.

                  For purposes of Article III(A)(1), a security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated and, with respect to the person making the recommendation, when such person receives information that would lead such person in his or her normal course of business to consider making such a recommendation.

                  (B) No Covered Person shall recommend any securities transaction by the Fund without having disclosed his interest, if any, in such securities or the issuer of the securities, including without limitation:


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                           (1)  such person's direct or indirect beneficial
                  ownership of any securities of such issuer;

                           (2) any contemplated transaction by such person in such securities;

                           (3)  any position with such issuer or its
                  affiliates; and

                           (4)  any present or proposed business
                  relationship between such issuer or its affiliates and such person or any party in which such person has a significant interest.

                  (C) No Covered Person shall, directly or indirectly in connection with the purchase or sale of any securities held or to be acquired by the Fund:

                           (1) employ any device, scheme or artifice to defraud the Fund; or

                           (2) make to the Fund any untrue statement of a
                  material fact or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading; or

                           (3) engage in any act, practice or course of
                  business which operates or would operate as a fraud or deceit upon the Fund.

                  (D)  No Covered Person shall:

                           (1) purchase, directly or indirectly, or by
                  reason of such transaction acquire, any direct or indirect beneficial ownership (as defined in Attachment A hereto) of any securities of an issuer of the type in which the Fund typically invests in an initial public offering or a private placement transaction, without prior approval in accordance with this Code; or

                           (2) accept any gift or other thing of more than
                  de minimus value from any person or entity that does business with or on behalf of the Fund.

         For purposes of this Code, the term "security" shall have the meaning set forth in Section 2(a)(36) of the Act, provided that the term "security" shall not include securities issued by the Government of the United States, short term securities which are "government securities" as defined in Section 2(a)(16) of the Act, bankers' acceptances, bank certificates of deposit,

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commercial paper, shares of registered open-end investment companies and such other money market instruments as designated by the Board of Directors of the Fund.

IV.  Exempt Transactions

         The prohibitions described in paragraph (A) of Article III shall not apply to:

                  (A) purchases or sales effected in any account over which the Covered Person has (i) no direct or indirect influence or control or (ii) given discretionary investment authority to an independent third party;

                  (B) purchases or sales of securities of an issuer of the type in which the Fund does not typically invest;

                  (C) purchases or sales that are non-volitional on the part of the Covered Person;

                  (D) purchases that are part of an automatic dividend reinvestment plan;

                  (E) purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from the issuer, and sales of such rights so acquired;

                  (F) any securities transaction, or series of related transactions, other than transactions by or on behalf of an Advisory Person, involving 3,000 shares or less in the aggregate, if the issuer has a market capitalization (outstanding shares multiplied by the current price per share) greater than $300 million; or

                  (G) purchases or sales for which the Covered Person has received prior approval from the Compliance Officer of Duff & Phelps Investment Management Company (the "DPIM Compliance Officer") in accordance with this Code.

V.       Prior Approval for Non-Exempt Transactions

         A Covered Person shall not be required to obtain prior approval for any personal securities transaction that is exempt by Article IV hereof. In all other instances, upon written request from a Covered Person as provided in Article V(C) below, the DPIM Compliance Officer shall have the sole discretion to pre-approve a personal securities transaction, and thereby exempt such transaction from the restrictions of this Code, without being required to specify any reason for such determination. The

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DPIM Compliance Officer shall make such determination in accordance with the following:

                  (A) Prior approval shall be granted only if a purchase or sale of securities is consistent with the purposes of this Code and Section 17(j) of the Act. To illustrate, a purchase or sale shall be considered consistent with those purposes if such purchase or sale is only remotely potentially harmful to the Fund because such purchase or sale would be unlikely to affect a highly institutional market, or because such purchase or sale is clearly not related economically to the securities held, purchased or sold by the Fund.

                  (B) Prior approval shall take into account, among other factors:

                           (1) whether the investment opportunity should be
                  reserved for the Fund and its shareholders and whether the opportunity is being offered to the Covered Person by virtue of the Covered Person's position with the Fund;

                           (2) whether the amount or nature of the
                  transaction or person making it is likely to affect the price or market for the security;

                           (3) whether the Covered Person making the
                  proposed purchase or sale is likely to benefit from purchases or sales being made or being considered by the Fund;

                           (4) whether the security proposed to be purchased
                  or sold is one that would qualify for purchase or sale by the Fund; and

                           (5) whether the transaction is non-volitional on
                  the part of the individual, such as receipt of a stock dividend or a sinking fund call.

                  (C) To obtain prior approval, Covered Persons must submit in writing a completed and executed Request for Permission to Engage in Personal Transaction (a form of which is appended hereto as Attachment B), which shall set forth the details of the proposed transaction. Approval of the transaction as described on such form shall be evidenced by the signature of the DPIM Compliance Officer thereon. A copy of all prior approval forms, with all required signatures, shall be retained by the DPIM Compliance Officer.


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         If approval is given to the Covered Person in accordance with this
Code to engage in a securities transaction, the Covered Person is under an affirmative obligation to disclose that position if such Covered Person plays a material role in the Fund's subsequent investment decision regarding the same issuer. In such circumstances, a review of the Fund's investment decision to purchase securities of the issuer by investment personnel with no personal interest in the issuer shall be conducted.

         Approval granted to the Covered Person in accordance with this Code is only effective for seven days from the date of such approval. If the trade is not made within seven days, a new clearance must be obtained.

VI.      Reporting

                  (A) Every Covered Person must submit a report (a form of which is appended as Attachment C) to the DIPM Compliance Officer not later than 10 days after each calendar quarter containing the information set forth below about each transaction, if any, by which the Covered Person acquires any beneficial ownership of a security; provided, however, that:

                           (1) a Covered Person shall not be required to
                  include in such report any transaction effected for any account over which such person (i) does not have any direct or indirect influence or control or (ii) has given discretionary authority to an independent third party; and

                           (2) any person who is a Covered Person with
                  respect to the Fund by virtue of being a director, but who is not an "interested person" (as defined in the Act) with respect to the Fund, shall be required to report a transaction only if such person, at the time of that transaction, knew, or in the ordinary course of fulfilling his official duties as a director of the Fund should have known, that during the 15-day period immediately preceding or after the date of the transaction by such person, the security such person purchased or sold is or was purchased, or sold by the Fund or was being considered for purchase or sale by the Fund.

                  (B) A report must contain the following information:

                           (1) the date of the transaction, the title and the
                  number of shares, and the principal amount of each security involved;


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                           (2)  the nature of the transaction (i.e.,
                  purchase, sale or other acquisition or disposition);

                           (3)  the price at which the transaction was
                  effected; and

                           (4) the name of the broker, dealer or bank with or through whom the transaction was effected.

         Any report submitted to comply with the requirements of this
Article VI may contain a statement that the report shall not be construed as an admission by the person making such report that he has any direct or indirect beneficial ownership in the security to which the report relates.

         A Covered Person will be deemed to have complied with the requirements of this Article VI by (i) causing to be sent to the DPIM Compliance Officer duplicate monthly brokerage statements on all transactions required to be reported hereunder, or (ii) providing to the DPIM Compliance Officer the requisite information on all transactions required to be reported hereunder through a transaction monitoring system, which may or may not be automated, each in a manner acceptable to the DPIM Compliance Officer. All Advisory Persons shall have duplicate monthly brokerage statements sent directly to the DPIM compliance officer.

VII.     Administration and Procedural Matters

         The DPIM Compliance Officer shall:

                  (A)  furnish a copy of this Code to each Covered
         Person;

                  (B) notify each Covered Person of his or her obligation to file reports as provided by this Code;

                  (C) report to the Board of Directors the facts contained in any reports filed with the DPIM Compliance Officer pursuant to this Code when any such report indicates that a Covered Person purchased or sold a security held or to be acquired by the Fund;

                  (D) supervise the implementation of this Code by the Adviser and the enforcement of the terms hereof by the Adviser;

                  (E) determine whether any particular securities transaction should be exempted pursuant to the provisions of this Code;


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                  (F)  issue either personally or with the assistance of
         counsel as may be appropriate, any interpretation of this Code which may appear consistent with the objectives of Rule 17j-1 and this Code;

                  (G) conduct such inspections or investigations as shall reasonably be required to detect and report any apparent violations of this Code to the Board of Directors of the Fund or any Committee appointed by them to deal with such information; and

                  (H) maintain and cause to be maintained in an easily accessible place, the following records:

                           (1) a copy of any Code adopted pursuant to Rule
                  17j-1 which has been in effect during the past five (5) years;

                           (2) a record of any violation of any such Code and
                  of any action taken as a result of such violation;

                           (3) a copy of each report made by the DPIM
                  Compliance Officer during the past five (5) years;

                           (4) a list of all persons who are, or within the
                  past five (5) years have been, required to make reports pursuant to Rule 17j-1 and this Code with an appropriate description of their title or employment.

                  (I) report to the Board of Directors, no later than April 30 of each year, the number of reports filed with the DPIM Compliance Officer pursuant to this Code during the preceding calendar year, the failure during the preceding calendar year by any Covered Person to file a report pursuant to this Code when such a report should have been filed, the number of such reports filed during the preceding calendar year that indicated that a Covered Person purchased or sold a security held or to be acquired by the Fund and such other matters as the Board of Directors may request.

VIII.  Sanctions

         Upon discovering that a Covered Person has not complied with the requirements of this Code, the Board of Directors of the Fund may impose on such Covered Person whatever sanctions the Board deems appropriate, including, among other things, a letter of censure, suspension or termination of such Covered Person's position with the Fund and/or restitution of an amount equal to the difference between the price paid or received by the Fund and the more advantageous price paid or received by such Covered Person.

         The Board of Directors, in their discretion, may impose any of the sanctions set forth in this Article VIII for any

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violations of the requirements of this Code, including but not limited to, the filing by any Covered Person of any false, incomplete or untimely reports contemplated by Article VI of the Code.

IX.  Confidentiality

         All information obtained from any Covered Person hereunder shall be kept in strict confidence, except that reports of securities transactions hereunder will be made available to the Securities and Exchange Commission or any other regulatory or self-regulatory organization only to the extent required by law or regulation.

X.  Other Laws, Rules and Statements of Policy

         Nothing contained in this Code shall be interpreted as relieving any Covered Person from acting in accordance with the provision of any applicable law, rule or regulation or any other statement of policy or procedure governing the conduct of such person adopted by the Fund.

XI.  Further Information

         If any person has any question with regard to the applicability of the provisions of this Code generally or with regard to any securities transaction or transactions, he or she should consult the DPIM Compliance Officer.

XII.     Certification By Covered Persons

         All Covered Persons of the Fund must submit a certificate (a form of which is appended as Attachment D) that they have read and understand this Code and recognize that as a Covered Person they are subject to the terms of this Code. All Covered Persons of the Fund shall agree to certify on an annual basis that they have complied with the requirements of this Code and that they have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of this Code.


Dated: January 29, 1998.

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                                Attachment A
                                ------------


         The term "beneficial ownership" as used in the attached Code of Ethics (the "Code") is to be interpreted by reference to Rule 16a-1 under the Securities Exchange Act of 1934, as amended (the "Rule"), except that the determination of direct or indirect beneficial ownership for purposes of the Code must be made with respect to all securities that a Covered Person has or acquires. Under the Rule, a person is generally deemed to have beneficial ownership of securities if: (1) the person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (a) voting power, which includes the power to vote, or to direct the voting of, the securities and/or (b) investment power, which includes the power to dispose of, or to direct the disposition of, the securities; and (2) the person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in the securities. A person is deemed to have voting and/or investment power with respect to securities within the meaning of the Rule if the person has the right to acquire beneficial ownership of the security within 60 days, including any right to acquire the security; through the exercise of any option, warrant or right; through the conversion of a security; pursuant to the power to revoke a trust, discretionary account or similar arrangement; or pursuant to the automatic termination of a trust, discretionary account or similar arrangement.

         The term "pecuniary interest" in particular securities is generally defined in the Rule to mean the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the securities. A person is deemed to have an "indirect pecuniary interest" within the meaning of the Rule in any securities held by members of the person's immediate family sharing the same household, the term "immediate family" including any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father- in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, as well as adoptive relationships. Under the Rule, an indirect pecuniary interest also includes, among other things: a general partner's proportionate interest in the portfolio securities held by a general or limited partnership; a person's right to dividends that is separated or separable from the underlying securities; a person's interest in certain trusts; and a person's right to acquire equity securities through the exercise or conversion of any derivative security, whether or not presently exercisable, the term "derivative security" being generally defined as any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege at a price related to an equity security, or similar securities with, or value derived from, the value of an equity security. For purposes of the Rule, a person who is a shareholder of a corporation or similar entity is not deemed to have a pecuniary interest in portfolio securities held by the corporation or entity, so long as the shareholder is not a controlling shareholder of the corporation or the entity and does not have or share investment control over the corporation's or the entity's portfolio.

                                Attachment B

                    DUFF & PHELPS UTILITIES INCOME INC.

                         REQUEST FOR PERMISSION TO
                       ENGAGE IN PERSONAL TRANSACTION

To Compliance Officer, Duff & Phelps Investment Management Company:

         On each of the dates proposed below, I hereby request permission to effect a transaction in securities as indicated below on behalf of myself, my family (spouse, minor children or adults living in my household), trusts of which I am trustee or other account in which I have a beneficial ownership interest or legal title, and which are required to be pre-approved pursuant to the Second Amended and Restated Code of Ethics adopted by Duff & Phelps Utilities Income Inc. pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended.

        (Use approximate dates and amounts of proposed transactions.)


                                                                                  Nature of
                    Proposed                                                     Transaction
   Name of          Date of          No. of Shares or       Dollar Amount     (Purchase, Sale,       Broker/Dealer or
   Security       Transaction        Principal Amount      of Transaction          Other)                  Bank            Price
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

                                                                      Name:__________________________________

                                                                      Position
                                                                      with Fund:_____________________________

Date:_________________________________                                Signature:_____________________________

Permission Granted [ ]                                                Permission Denied [ ]

Date:_________________________________                                Signature:_____________________________
                                                                                  DPIM Compliance Officer


                                Attachment C

                    DUFF & PHELPS UTILITIES INCOME INC.

                QUARTERLY REPORT OF SECURITIES TRANSACTIONS

To Compliance Officer, Duff & Phelps Investment Management Company:

         On the dates indicated, the following transactions, if any, were effected in securities of which I, my family (spouse, minor children or adults living in my household) or trusts of which I am trustee, participated or acquired, direct or indirect "beneficial ownership," and which are required to be reported pursuant to the Second Amended and Restated Code of Ethics (the "Code") adopted by Duff & Phelps Utilities Income Inc. pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended (the "Act"). If no such transactions were effected, I have so indicated by typing or printing "NONE."




                                  No. of                                   Nature of
                  Date of         Shares or          Dollar                Transaction                      Broker/
Name of           Trans-          Principal          Amount of             (Purchase,                       Dealer
Security          Action          Amount             Transaction           Sale, Other)            Price    or Bank
--------          ------          ---------          -----------           ------------            -----    -------

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


This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) any other transactions not required to be reported under the Code, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Date:  ______________                 Signature:___________________________

                                      Print Name:__________________________

                                      Position with
                                      Fund:________________________________

                                Attachment D


                  FORM OF CERTIFICATION OF COVERED PERSONS



Duff & Phelps Investment Management Company
55 East Monroe Street
Chicago, Illinois  60603

Attention:  Compliance Officer

Gentlemen:

         [Covered Person] hereby certifies that:

         I have read and understand the Code of Ethics of Duff & Phelps Utilities Income Inc. and recognize that I am subject thereto. I hereby agree to certify on an annual basis that I have complied with the requirements of the Code of Ethics and I have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code of Ethics of Duff & Phelps Utilities Income Inc.

         IN WITNESS WHEREOF, the undersigned has caused this Certification to be executed and delivered as of the date hereof.

                                                [COVERED PERSON]



                                                By:________________________
                                                   Name:
                                                   Title:



Dated: ________________________